EXHIBIT 10.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 1, 2005, by and between Venture Banking Group, a division of Greater Bay Bank N.A. (“Bank”) and Focus Enhancements, Inc. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of November 15, 2004, as amended (the “Agreement”).  Borrower and Bank desire to amend certain provisions of the Agreement, all in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                                       Amendments to Agreement.  The Agreement is hereby amended as follows:

(a)                                  The following defined terms in Section 1.1 are amended to read as follows:

“Equity Event” means the receipt by Borrower of not less than Three Million Dollars ($3,000,000) in cash proceeds from the sale or issuance of Borrower’s equity securities or Subordinated Debt to investors reasonably acceptable to Bank by January 31, 2006.

“Revolving Maturity Date” means December 24, 2006.

(b)                                 Section 6.3 is amended by adding the following at the end thereof:

Borrower shall deliver to Bank with the filings of reports on Form 10-K, 10-Q, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit E-1 hereto.

Bank shall have a right from time to time hereafter to audit Borrower’s Accounts at Borrower’s expense, provided that such audits will be conducted no more often than every 12 months unless an Event of Default has occurred and is continuing.

Guarantor shall deliver to Bank on an annual basis, an updated personal financial statement and first page of the federal tax return within five (5) days of tax return filing.

(c)                                  Section 6.8 is deleted and reserved.

(d)                                 Section 6.9 is amended to read as follows:

6.9                                 Maximum Net Loss

For any fiscal quarter of Borrower, Borrower shall not incur a net loss of more than one hundred twenty five percent (125%) of the projected amount of net loss for such period as set forth in Borrower’s financial projections, delivered to Bank and attached hereto as Exhibit E.

2.                                       Conditions Precedent to Effectiveness.  This Amendment shall become effective only upon:

(a)                                  receipt by the Bank of the following (each of which shall be in form and substance satisfactory to Bank):

(i)                                     counterparts of this Amendment duly executed on behalf of the Borrower and the Bank;

(ii)                                  copies of resolutions of the Board of Directors or other authorizing documents of Borrower, authorizing the execution and delivery of this Agreement;

(iii)                               an affirmation of guaranty and intercreditor agreement by Carl Berg;

(iv)                              warrant agreement;

(b)                                 Bank shall have received a nonrefundable fee for the Committed Revolving Line in an amount equal to $10,000, and all Bank Expenses incurred in connection with this Amendment; and

(c)                                  completion of such other matters and delivery of such other agreements, documents and certificates as Bank may reasonably request.

3.                                       Representation and Warranties.  Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

4.                                       MISCELLANEOUS.

(a)                                  Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder.

(b)                                 Entire Agreement.  This Amendment and the Loan Documents contain the entire agreement of the parties hereto and supersede any other oral or written agreements or understandings.

(c)                                  Course of Dealing; Waivers.  No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Bank.

(d)                                 Legal Effect.  Except as amended by this Amendment, the Loan Documents remain in full force and effect.  If any provision of this Amendment conflicts with applicable law, such provision shall be deemed severed from this Amendment, and the balance of this Amendment shall remain in full force and effect.  Unless otherwise defined, all capitalized terms in this Amendment shall have the meaning set forth in the Agreement.

(e)                                  Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

FOCUS ENHANCEMENTS, INC.

By	/s/ Brett Moyer

Title	President & CEO

VENTURE BANKING GROUP, A DIVISION OF GREATER BAY BANK N.A.

By	/s/ Tod Racine

Title	Vice President

EXHIBIT E-1
COMPLIANCE CERTIFICATE

TO:                            VENTURE BANKING GROUP, A DIVISION OF GREATER BAY BANK N.A.

FROM:         Focus Enhancements, Inc.

The undersigned authorized officer of Focus Enhancements, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The Officer expressly acknowledges that no borrowings may be requested by Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

10-Q, 10-K, CC	Within 5 days after filing with SEC	Yes	No
A/R & A/P Agings, BBC	Monthly within 20 days	Yes	No
A/R Audit	Annual	Yes	No
PFS and 1st page federal tax return from Guarantor	Annual within 5 days of filing	Yes	No

Financial Covenant	Required		Actual	Complies

Maintain at all times (unless otherwise noted):

Maximum Net Loss		$(1)	$	Yes	No

(1) For any fiscal quarter of Borrower, Borrower shall not incur a net loss of more than one hundred twenty five percent (125%) of the projected amount of net loss for such period as set forth in Borrower’s financial projections, delivered to Bank and attached hereto as Exhibit E.

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE